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                                                                  Exhibit 23 (d)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the pre-effective Amendment
No. 1 to the Registration Statement (Form S-3) and related Prospectus of First Tennessee National Corporation for the registration of 841,341 shares of its common stock of our report dated March 19, 1993, with respect to the consolidated financial statements of Maryland National Mortgage Corporation for the year ended December 31, 1992, included in Form 8-K, dated October 1, 1993, of First Tennessee National Corporation, filed with the Securities and Exchange Commission.

Ernest & Young LLP

Baltimore, Maryland
April 5, 1995